  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 1997


                                                    REGISTRATION NO. 333-31071
===============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                               AMENDMENT NO. 3
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                          WELLS ALUMINUM CORPORATION
            (Exact name of registrant as specified in its charter)


          MARYLAND                        3354                  35-1139550
(State or other jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
     of incorporation          Classification Code Number)  Identification No.)
     or organization)

                       809 GLENEAGLES COURT, SUITE 300
                          BALTIMORE, MARYLAND 21286
                                (410) 494-4500
             (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)

                             --------------------

                           MICHAEL S. NELSON, ESQ.
                      KRAMER, LEVIN, NAFTALIS & FRANKEL
                               919 THIRD AVENUE
                           NEW YORK, NEW YORK 10022
                                (212) 715-9100
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                             --------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the registration statement becomes effective and all other conditions to the exchange offer (the "Exchange Offer") pursuant to the registration rights agreement (the "Registration Rights Agreement") described in the enclosed Prospectus have been satisfied or waived.

   If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===============================================================================

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 2-148 of the Maryland General Corporation Law (the "MGCL") provides that a Maryland corporation may indemnify any present or former director, officer, employee or agent of the corporation (i) against judgments, penalties, fines, settlements, and reasonable expenses actually incurred in connection with any proceeding to which they are made a party by reason of their service in those capacities, unless it is established that the act or omission of the director, officer, employee or agent was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director, officer, employee or agent actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the director, officer, employee or agent had reasonable cause to believe that the act or omission was unlawful.

   The MGCL permits a corporation to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses (including attorney's fees) incurred by a present or former director, officer, employee or agent made a party to the proceeding by reason of his service in that capacity, provided that the corporation shall have received (a) a written affirmation by the director, officer, employee or agent of the corporation of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

   In addition, the MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors, officers, employees or agents of the corporation to the corporation and its stockholders for money damages, subject to specified restrictions. The Company's charter does not contain such a provision. The law does not, however, permit the liability of directors, officers, employees or agents of the corporation to the corporation or its stockholders to be limited to the extent that (1) it is proved that the person actually received an improper personal benefit or (2) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act was material to the cause of action adjudicated in the proceeding; and was
(a) committed in bad faith or (b) the result of active and deliberate dishonesty.

   The Company's charter provides that its directors shall be indemnified to the maximum extent permitted by Maryland law, as such laws may be amended from time to time, including the advance of expenses under the procedures provided by such laws.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, subject to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 ITEM 21. EXHIBITS AND FINANCIAL SCHEDULES.

   (a) Exhibits.

   EXHIBIT
   NUMBER                                         DESCRIPTION OF EXHIBIT
  ---------                                      -------------------------
     3.1     Articles of Restatement of the Certificate of Incorporation of Wells Aluminum Corporation (the
             "Company").*

     3.2     By-laws of the Company.*

     4.1     Indenture, dated as of May 28, 1997, between the Company and State Street Bank & Trust Company
             (formerly known as Fleet National Bank)(the "Trustee").*

     4.2     Form of 10 1/8% Series A and Series B Senior Notes due 2005, dated as of May 28, 1997
             (incorporated by reference to Exhibit 4.1).*

     4.3     Registration Rights Agreement, dated as of May 28, 1997, between the Company and Merrill Lynch &
             Co. (the "Initial Purchaser").*

     5.1     Opinion of Kramer, Levin, Naftalis & Frankel.

    10.1     Amended and Restated Credit Agreement, dated as of May 28, 1997, among the Company, the lending institutions party thereto and Credit Agricole Indosuez, as agent.*

    10.2     Amended and Restated General Security Agreement, dated as of May 28, 1997, between the Company and Credit Agricole Indosuez.*

    12.1     Statement re computation of ratio of earnings to fixed charges.*

    23.1     Consent of Ernst & Young LLP.*

    23.2     Consent of Kramer, Levin, Naftalis & Frankel (to be contained in the opinion filed as Exhibit
             5.1).

    24.1     Power of Attorney (incorporated by reference in the signature pages).*

    25.1     Form T-1 Statement of Eligibility and Qualification of State Street Bank & Trust Company
             (formerly known as Fleet National Bank), as trustee.*

    27.1     Financial Data Schedule.*

    99.1     Form of Letter of Transmittal.*

    99.2     Form of Notice of Guaranteed Delivery.*

    99.3     Form of Exchange Agent Agreement.*

------------
* Previously filed.


   (b) The Financial Statement Schedule filed as part of this Registration Statement is as follows:

   Schedule II -- Valuation and Qualifying Accounts

   Information required by other schedules is not applicable or the required information is included in the Financial Statements or Notes thereto.

ITEM 22. UNDERTAKING.

   (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Exchange Offer Registration Statement through the date of responding to the request.

   (c) The undersigned registrant hereby undertakes to supply by means to a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Exchange Offer Registration Statement when it became effective.


   (d) The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, New York, on September 29, 1997.

                                          WELLS ALUMINUM CORPORATION

                                          By: /s/ RUSSELL W. KUPIEC
                                              -------------------------------
                                              Russell W. Kupiec
                                              President and Chief Executive
                                              Officer


                              POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of W. Russell Asher, Michael S. Nelson and Shari Krouner his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.


         SIGNATURE                        TITLE(S)                        DATE
        -----------                      ----------                      ------
   /s/ RUSSELL W. KUPIEC     President, and Chief Executive         September 29, 1997
 --------------------------    Officer and Director (Principal
     Russell W. Kupiec         Executive Officer)

    /s/ W. RUSSELL ASHER     Senior Vice President, Chief           September 29, 1997
 --------------------------    Financial Officer and Director
      W. Russell Asher         (Principal Accounting Officer)

             *               Director                               September 29, 1997
 --------------------------
      Hector Alvarez

             *               Senior Vice President, Sales and       September 29, 1997
 --------------------------    Marketing, and Director
        Lynn F. Brown

             *               Director                               September 29, 1997
 --------------------------
    Elizabeth Varley Camp

                             Director                               September   , 1997
 --------------------------
      Elena de Costas

             *               Director                               September 29, 1997
 --------------------------
        Todd Goodwin

                             Director                               September   , 1997
 --------------------------
      Edward R. Heiser

                             Director                               September   , 1997
 --------------------------
   Lewis W. van Amerongen

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* Executed by W. Russell Asher by Power of Attorney.

                                EXHIBIT INDEX

   EXHIBIT
   NUMBER                                         DESCRIPTION OF EXHIBIT
  ---------                                     --------------------------
     3.1     Articles of Restatement of the Certificate of Incorporation of Wells Aluminum Corporation (the
             "Company").*

     3.2     By-laws of the Company.*

     4.1     Indenture, dated as of May 28, 1997, between the Company and State Street Bank and Trust Company
             (formerly known as Fleet National Bank)(the "Trustee").*

     4.2     Form of 10 1/8% Series A and Series B Senior Notes due 2005, dated as of May 28, 1997
             (incorporated by reference to Exhibit 4.1).*

     4.3     Registration Rights Agreement, dated as of May 28, 1997, between the Company and Merrill Lynch &
             Co. (the "Initial Purchaser").*

     5.1     Opinion of Kramer, Levin, Naftalis & Frankel.

    10.1     Amended and Restated Credit Agreement, dated as of May 28, 1997, among the Company, the lending institutions party thereto and Credit Agricole Indosuez, as agent.*

    10.2     Amended and Restated General Security Agreement, dated as of May 28, 1997, between the Company and Credit Agricole Indosuez.*

    12.1     Statement re computation of ratio of earnings to fixed charges.*

    23.1     Consent of Ernst & Young LLP.*

    23.2     Consent of Kramer, Levin, Naftalis & Frankel (to be contained in the opinion filed as Exhibit
             5.1).

    24.1     Power of Attorney (incorporated by reference in the signature pages).*

    25.1     Form T-1 Statement of Eligibility and Qualification of State Street Bank and Trust Company
             (formerly known as Fleet National Bank), as trustee.*

    27.1     Financial Data Schedule.*

    99.1     Form of Letter of Transmittal.*

    99.2     Form of Notice of Guaranteed Delivery.*

    99.3     Form of Exchange Agent Agreement.*

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*       Previously filed.